As filed with the Securities and Exchange Commission on July 29, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN TRUST CORPORATION	DELAWARE	36-2723087
NTC CAPITAL III	DELAWARE	36-7169246
NTC CAPITAL IV	DELAWARE	36-7410780
NTC CAPITAL V	DELAWARE	36-7410781
(Exact name of each registrant as specified in its charter or certificate of trust)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rose A. Ellis

Assistant General Counsel and Corporate Secretary

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Charles W. Mulaney, Jr., Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “accelerated filer and large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee
Debt Securities of Northern Trust Corporation	(1)
Preferred Stock of Northern Trust Corporation	(1)
Common Stock of Northern Trust Corporation, par value $1.66-2/3per share	(1)
Stock Purchase Contracts of Northern Trust Corporation	(1)
Stock Purchase Units of Northern Trust Corporation	(1)
Warrants of Northern Trust Corporation	(1)
Preferred Securities of NTC Capital III	(1)
Preferred Securities of NTC Capital IV	(1)
Preferred Securities of NTC Capital V	(1)
Guarantees of Preferred Securities of NTC Capital III, NTC Capital IV and NTC Capital V by Northern Trust Corporation and certain back-up undertakings	(1)

(1)	We are registering a presently indeterminate number, principal amount or aggregate initial offering price of (a) debt securities, shares of preferred stock, shares of common stock, stock purchase contracts, stock purchase units, warrants and guarantees of preferred securities of NTC Capital III, NTC Capital IV and NTC Capital V which may be issued from time to time by Northern Trust Corporation, (b) preferred securities which may be issued from time to time by NTC Capital III, (c) preferred securities which may be issued from time to time by NTC Capital IV and (d) preferred securities which may be issued from time to time by NTC Capital V. Pursuant to General Instruction II.E of Form S-3, and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Securities registered hereunder may be issuable upon conversion, exchange or exercise of any securities registered hereunder, to the extent any such securities are by their terms, convertible into, or exchangeable or exercisable for, such securities, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

PROSPECTUS

Northern Trust Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

NTC Capital III

NTC Capital IV

NTC Capital V

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED BY

NORTHERN TRUST CORPORATION

Northern Trust Corporation may offer and sell debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units.

The trusts are Delaware statutory trusts. Each trust may offer and sell:

•	preferred securities representing undivided beneficial interests in the assets of the trust to the public; and

•	common securities representing undivided beneficial interests in the assets of the trust to Northern Trust Corporation.

Northern Trust Corporation will fully and unconditionally guarantee the payments by the trusts on the preferred securities based on obligations discussed in this prospectus.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The common stock of Northern Trust Corporation is listed on The Nasdaq Stock Market under the symbol “NTRS.”

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 20 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

The securities will be equity securities or unsecured obligations of Northern Trust Corporation or equity securities of a NTC Capital trust and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Northern Trust Corporation and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

You should fully read and consider the risk factors included in our periodic reports, any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities together with the additional information described under the heading “Where You Can Find More Information” on page 1 of this prospectus before you invest.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our and our subsidiaries’ affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Northern Trust,” “we,” “us,” “our” or similar references mean Northern Trust Corporation and its subsidiaries, including the trusts. References to “the Bank” are to The Northern Trust Company. References to “securities” refer collectively to all of the securities registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities described in this prospectus. As permitted by the rules and regulations of the SEC, we have not included certain portions of the registration statement in this prospectus. Accordingly, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us.

Northern Trust files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Northern Trust files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Northern Trust.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that Northern Trust has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that Northern Trust files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•	our Current Reports on Form 8-K dated April 19, 2011, April 19, 2011, May 16, 2011, July 19, 2011 and July 19, 2011; and

•

the description of our Common Stock contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, including Exhibit 99(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, Telephone: (312) 444-7811, Attention: Investor Relations.

We maintain an Internet site at http://www.northerntrust.com which contains information concerning Northern Trust and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in Northern Trust’s most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in Northern Trust’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully read and consider these risks as well as other information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. The risks and uncertainties not presently known to Northern Trust or that Northern Trust currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. For more information, see the section of this prospectus entitled “Where You Can Find More Information” on page 1 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may be considered forward-looking, such as the statements relating to our financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving us and changes in accounting policies, standards and interpretations) on our business and results.

Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may increase”, “may fluctuate”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could.” Forward-looking statements are our current estimates or expectations of future events or future results. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties including: the health of the U.S. and international economies and the health and soundness of the financial institutions and other counterparties with which we conduct business; changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets in particular, investment funds, client portfolios, or securities lending collateral pools, including those funds, portfolios, collateral pools and other financial assets with respect to which we have taken, or may in the future take, actions to provide asset value stability or additional liquidity; the impact of the recent disruption and stress in the financial markets, the effectiveness of governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including special deposit assessments or potentially higher Federal Deposit Insurance Corporation, or FDIC, premiums; changes in foreign exchange trading client volumes, fluctuations and volatility in foreign currency exchange rates, and our success in assessing and mitigating the risks arising from such changes, fluctuations and volatility; the decline in the value of securities held in our investment portfolio, particularly asset-backed securities, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions; uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate reserves therefore; difficulties in measuring, or determining whether there is other-than-temporary impairment in, the value of securities held in our investment portfolio; our success in managing various risks inherent in our business, including credit risk, operational risk, interest rate risk and liquidity risk, particularly during times of economic uncertainty and volatility in the credit and other markets; geopolitical risks and the risks of extraordinary events such as natural disasters, terrorist events, war and the U.S. and other governments’ responses to those events; the pace and extent of continued globalization of investment activity and growth in worldwide financial assets; regulatory and monetary policy developments; failure to obtain regulatory approvals when required; changes in tax laws, accounting requirements or interpretations and other legislation in the U.S. or other countries that could affect us or our clients, including changes in accounting rules for fair value measurements and recognizing impairments; changes in the nature and activities of our competition, including increased consolidation within the financial services industry; our success in maintaining existing business and continuing to generate new business in our existing markets; our success in identifying and penetrating targeted markets, through acquisition, strategic alliance or otherwise; our success in integrating acquisitions and strategic alliances; our success in addressing the complex needs of a global client base across multiple time zones and from multiple locations, and managing compliance with legal, tax, regulatory and other requirements in areas of faster growth in our businesses, especially in immature markets; our ability to maintain a product mix that achieves acceptable margins; our ability to continue to generate investment results that satisfy our clients and continue to develop our array of investment products; our success in generating revenues in our securities lending business for ourselves and our clients, especially in periods of economic and financial market uncertainty; our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; our ability, as products, methods of delivery, and client requirements change or become more complex, to continue to fund and accomplish innovation, improve risk management practices and controls, and address operating risks, including human errors or omissions, pricing or valuation of securities, fraud, systems performance or defects, systems interruptions, and breakdowns in processes or internal controls; our success in controlling expenses, particularly in a difficult economic environment; uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Basel II capital regime and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, areas of increased regulatory emphasis and oversight in the U.S. and other countries such as anti-money laundering, anti-bribery, and client privacy and the potential for substantial changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act that may, among other things, affect the leverage limits and risk-based capital and liquidity requirements for certain financial institutions, including us, require those financial institutions to pay higher assessments, expose them to certain liabilities of their subsidiary depository institutions and restrict or increase the regulation of certain activities, including foreign exchange, carried on by financial institutions, including us; risks that evolving regulations, such as Basel II, and potential legislation and regulations, including Basel III and regulations that may be promulgated under the Dodd-Frank Act, could affect required regulatory capital for financial institutions, including us, potentially resulting in changes to the cost and composition of capital for us; risks and uncertainties inherent in the litigation and regulatory process, including the adequacy of contingent liability, tax, and other reserves; and the risk of events that could harm our reputation and so undermine the confidence of clients, counterparties, rating agencies, and stockholders.

Some of these and other risks and uncertainties that may affect future results are discussed in more detail in the sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” captioned “Risk Management,” “Market Risk Management” and “Operational Risk Management” in the 2010 Financial Annual Report to Shareholders, in the section of the “Notes to Consolidated Financial Statements” in the 2010 Financial Annual Report to Shareholders captioned “Note 25, Contingent Liabilities,” in the sections of “Item 1—Business” of the 2010 Annual Report on Form 10-K captioned “Government Monetary and Fiscal Policies,” “Competition” and “Regulation and Supervision,” and in “Item 1A—Risk Factors” of the 2010 Annual Report on Form 10-K. All forward-looking statements included in this document are based upon information presently available, and we assume no obligation to update any forward-looking statements. You should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of those documents.

NORTHERN TRUST CORPORATION

We are a financial holding company that is a leading provider of asset servicing, fund administration, asset management, fiduciary and banking solutions for corporations, institutions, families and individuals worldwide. We conduct our business through various U.S. and non-U.S. subsidiaries, including the Bank. We were originally formed as a holding company for the Bank in 1971. We have 78 offices in 18 U.S. states and 16 international locations outside the U.S. At June 30, 2011, we had consolidated total assets of $97.4 billion and stockholders’ equity of $7.0 billion.

The Bank is an Illinois banking corporation headquartered in the Chicago financial district and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2011, the Bank had consolidated assets of $84.4 billion and common bank equity capital of $5.6 billion.

We expect that, although the operations of other banking and non-banking subsidiaries will continue to be of increasing significance, the Bank will in the foreseeable future continue to be the major source of our consolidated assets, revenues, and net income.

Business Units

We organize our services globally around our two client-focused principal business units: Corporate and Institutional Services (C&IS) and Personal Financial Services (PFS). Two other business units provide services to the two principal business units: Northern Trust Global Investments (NTGI), which provides investment management, and Operations and Technology (O&T), which provides operating and systems support.

The following is a brief summary of each business unit’s activities and the activities of the Corporate Financial Management Group and the Corporate Risk Management Group.

Corporate and Institutional Services

C&IS is a leading global provider of asset servicing, asset management, securities lending, brokerage, banking and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth and government funds. Asset servicing, asset management, and related services encompass a full range of industry leading capabilities including but not limited to: global master trust and custody, trade settlement, and reporting; fund administration; cash management; investment risk and performance analytical services; and investment operations outsourcing. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from international locations in North America, Europe, the Middle East, and the Asia Pacific region. Asset servicing relationships managed by C&IS often include investment management, transition management, and commission recapture services provided through NTGI. C&IS also provides related foreign exchange services from offices located in the U.S., U.K., and Singapore. At June 30, 2011, total C&IS assets under custody were $4.0 trillion and assets under management were $512.1 billion.

Personal Financial Services

PFS provides personal trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; brokerage services; and private and business banking. PFS focuses on high net worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses in its target markets. PFS also includes the Wealth Management Group, which provides customized products and services to meet the complex financial needs of individuals and family offices in the United States and throughout the world with assets typically exceeding $200 million.

PFS is one of the largest providers of personal trust services in the United States, with $387.8 billion in assets under custody and $172.0 billion in assets under management at June 30, 2011. PFS services are delivered through 78 offices in 18 U.S. states as well as offices in London and Guernsey.

Northern Trust Global Investments

NTGI, through our various subsidiaries, provides a broad range of investment management and related services and other products to U.S. and non-U.S. clients, including clients of C&IS and PFS. Clients include institutional and individual separately managed accounts, bank common and collective funds, registered investment companies, non-U.S. collective investment funds and unregistered private investment funds. NTGI offers both active and passive equity and fixed income portfolio management, as well as alternative asset classes (such as private equity and hedge funds of funds) and multi-manager products and advisory services. NTGI’s activities also include transition management, overlay services, and other risk management services. NTGI’s business operates internationally through subsidiaries, joint ventures, alliances, and distribution arrangements.

Operations and Technology

O&T supports all of our business activities, including the processing and product management activities of C&IS, PFS, and NTGI. These activities are conducted principally in the operations and technology centers in Chicago, London, and Bangalore.

Corporate Financial Management Group

The Corporate Financial Management Group includes the Chief Financial Officer, Controller, Treasurer, and Investor Relations functions. The Group is responsible for our accounting and financial infrastructure and for managing our financial position.

Corporate Risk Management Group

The Corporate Risk Management Group includes the Credit Policy and other Corporate Risk Management functions. The Credit Policy function is described in the “Loans and Other Extensions of Credit” section of the Annual Report to Stockholders for the year ended December 31, 2010 on pages 53-58. The Corporate Risk Management Group monitors, measures, and facilitates the management of risks across the businesses of Northern Trust and its subsidiaries.

Our principal executive offices are located at 50 South LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

THE TRUSTS

We have formed each of the trusts as a statutory trust under Delaware law pursuant to a trust agreement, signed by us, as depositor of each trust, and a property trustee, a Delaware trustee and one or more administrative trustees, and a certificate of trust filed with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part prior to the issuance of any securities by the trust. Each amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The principal executive office of each trust is c/o Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, telephone number (312) 630-6000.

Each trust may offer to the public, from time to time, its preferred securities representing undivided beneficial interests in the assets of the trust. If a trust issues its preferred securities to investors, it will sell to us common securities representing common ownership interest in the trust. We will directly or indirectly own all of the common securities of each trust.

The prospectus supplement relating to any preferred securities offered by a trust will describe the terms of those securities, any securities issued to Northern Trust Corporation and any agreements entered into by the trust issuing the preferred securities.

The trusts are not subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we have not included any separate financial statements of the trusts in this prospectus. We do not consider that financial statements of the trusts would be material to holders of trust preferred securities because the trusts are special purpose entities, have no operating histories or independent operations and are not engaged in and do not propose to engage in any activity other than holding Northern Trust Corporation’s subordinated debt securities as trust assets and issuing the trust securities. Furthermore, taken together, Northern Trust Corporation’s obligations under the subordinated debt securities that the trusts would hold, the subordinated indenture, the trust agreements and the related guarantees will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities of the trusts.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of our earnings to fixed charges for each of the periods indicated:

	Six Months Ended	Fiscal Year Ended December 31,
	June 30, 2011	2010	2009	2008	2007	2006
Earnings to Fixed Charges:
Excluding Interest on Deposits:	5.40	5.85	6.43	5.06	3.60	3.27
Including Interest on Deposits:	2.90	3.44	3.86	1.89	1.54	1.67
Earnings to Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits:	5.40	5.85	4.09	4.83	3.60	3.27
Including Interest on Deposits:	2.90	3.44	3.05	1.88	1.54	1.67

For purposes of calculating the ratios of earnings to fixed charges, “earnings” consist of net income before extraordinary items plus applicable income taxes and fixed charges. “Fixed charges, excluding interest on deposits” consist of interest expense (other than on deposits) and the portion of rental expenses deemed to be representative of the interest factor. “Fixed charges, including interest on deposits” consist of all interest and the portion of rental expenses deemed to be representative of the interest factor.

DESCRIPTION OF THE COMMON STOCK

The following summary of the terms of our common stock is not complete. You should refer to the applicable provision of our Restated Certificate of Incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of the common stock.

General

We have authorized 560,000,000 shares of common stock, par value $1.66 2/3 per share. As of June 30, 2011, there were 240,992,368 shares of common stock outstanding. The outstanding shares of common stock are listed on The Nasdaq Stock Exchange under the symbol “NTRS.”

Voting. Holders of common stock vote as a single class on all matters submitted to a vote of the stockholders with each share of common stock entitled to one vote. The voting rights of the holders of common stock are qualified, however, by the voting rights of holders of any issued and outstanding preferred stock described below under the heading “Description of Preferred Stock.”

Dividends. Holders of common stock are entitled to receive the dividends that may be declared from time to time by the board of directors. The rights of holders of common stock to receive dividends are subject to the prior rights of holders of any issued and outstanding preferred stock.

Other Provisions. Upon voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, the holders of the common stock are entitled to receive, pro rata according to the number of shares held by each, all of our assets remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled. The common stock has no preemptive or other subscription rights, and there are no other conversion rights or redemption provisions with respect to the shares.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF THE PREFERRED STOCK

General

Under our Restated Certificate of Incorporation, our board of directors has the authority, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such terms and for such consideration as the board may determine. As of the date of this prospectus, there were no shares of preferred stock outstanding.

The following description sets forth general terms that will apply to our preferred stock. We will describe the particular terms of any preferred stock that we offer in the prospectus supplement relating to those shares of preferred stock. Those terms may include:

•	the maximum number of shares to constitute the series;

•

any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

•	whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

•	any liquidation preference applicable to the shares;

•	the terms of any sinking fund;

•	any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

•	any voting rights of the shares of the series; and

•	any other preferences or special rights or limitations on the shares of the series.

Voting

Unless required by law or specifically provided for by our board of directors, the holders of our preferred stock have no voting power on any matter.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of preferred stock become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, to acquire or retain 10% or more of such series.

Dividends

Before declaration and payment of any dividends on our classes of stock that rank junior to preferred stock, the holders of shares of preferred stock will receive any cash dividends, when and as declared by the board of directors, to which they are entitled out of legally available funds.

DESCRIPTION OF THE DEBT SECURITIES

General

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidence of indebtedness that we may issue from time to time. The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of August 15, 2006, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under the Junior Subordinated Indenture dated January 1, 1997 between us and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as trustee. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” The indentures have been qualified under the Trust Indenture Act of 1939, as amended.

We have filed copies of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Because we are a holding company and conduct our business through our subsidiaries, all of our debt securities—senior as well as subordinated—will be structurally subordinated to the liabilities of our subsidiaries. Our rights, and the rights of our creditors, including the holders of the debt securities, to participate in any distribution of the assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of that subsidiary may be recognized. Neither the terms of the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will rank junior to all of our senior debt securities and other senior indebtedness, as described below under “Additional Terms of the Subordinated Debt Securities—Subordination.”

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid;

•	with respect to subordinated debt securities, the place where registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	with respect to subordinated debt securities, the place where notices and demands to or upon us in respect of the securities may be made;

•	any restrictions that may be applicable to any transfer or exchange of debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to (or, with respect to senior debt securities, any third party will have the option to) redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	any additions or, with respect to subordinated debt securities, changes to the events of default, defaults or our covenants made in the applicable indenture;

•

with respect to senior debt securities, whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	with respect to subordinated debt securities, to whom interest will be payable

•	if other than the registered holder (for registered debt securities),

•	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

•	if other than as specified in the indentures (for global debt securities);

•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture. (Section 3.1)

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of senior debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. (Section 2.1) If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. (Section 3.5)

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000, for senior debt securities, and $25, for subordinated debt securities, or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form. (Section 3.5) See “Global Securities.”

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, upon approval of the Federal Reserve if required under then applicable law, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. We will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed. (Section 11.4)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 11.5)

If we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

An “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	with respect to senior debt securities only, default in the making of any sinking fund payment when due;

•

default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days (in the case of senior debt securities) or 90 days (in the case of subordinated debt securities) after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization;

•

with respect to senior debt securities only, an event of default in any mortgage, indenture or other instrument of indebtedness of us which results in a principal amount in excess of $25,000,000 being due and payable which remains outstanding longer than 30 days after written notice to us from the trustee or from the holders of at least 25% of the outstanding debt securities of that series; and

•	any other event of default provided with respect to that series of debt securities. (Section 5.1)

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists. (Section 10.4)

Acceleration of Maturity

If an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately. (Section 5.2)

At any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all outstanding debt securities of that series and any related coupons,

•

all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

•	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived. (Section 5.2)

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 5.13)

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request. (Section 6.3)

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction. (Section 5.12)

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•

to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	in case of senior debt securities, to secure the debt securities;

•	in the case of subordinated debt securities, to transfer, mortgage or pledge any property to or with the trustee;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act of 1939. (Section 9.1)

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. (Section 9.2) Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	except for certain limitations, modify any of the provisions described in this section. (Section 9.2)

Consolidation, Merger and Sale of Assets

As provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•

the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel. (Section 8.1)

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption;

by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series.

In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 4.1)

The Trustees

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture. The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, is the trustee under the subordinated indenture.

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

Because The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture, it may be required to resign as trustee under one of those indentures if there is an event of default under an indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates engage in transactions with each of the trustees and their respective affiliates in the ordinary course of business.

Governing Law

The senior indenture is, and the senior debt securities will be, governed by and construed under the internal laws of the State of New York. (Section 1.13) The subordinated indenture is, and the subordinated debt securities will be, governed by and construed under the internal laws of the State of Illinois. (Section 1.12)

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

The following description of the senior debt securities sets forth general terms and provisions of the senior debt securities in addition to those described under “Description of the Debt Securities” above. We will describe the particular terms of the senior debt securities that we offer in the prospectus supplement relating to those senior debt securities.

Sale of The Northern Trust Company

The senior indenture provides that, as long as any senior debt securities or the related coupons remain outstanding, we will not:

•

sell or otherwise dispose of, or grant a security interest in, any voting stock or any security convertible or exercisable into voting stock of the Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of the Bank, or

•	permit the Bank to issue any of its voting stock or securities convertible or exercisable for its voting stock or to sell or otherwise dispose of all or substantially all of its assets.

This restriction does not apply to a disposition or stock issuance:

•	that is for fair market value as determined by our Board of Directors; and

•

if, after giving effect to the disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own at least 80% of the voting stock of the Bank or any subsidiary that owns the Bank. (Section 10.8)

ADDITIONAL TERMS OF THE SUBORDINATED DEBT SECURITIES

The following description of the subordinated debt securities sets forth general terms and provisions of the subordinated debt securities in addition to those described under “Description of the Debt Securities” above. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated to the prior payment in full of:

•

our senior debt securities and all of our other unsecured and unsubordinated indebtedness, unless the instrument creating or evidencing the debt or under which the debt is outstanding states that the debt is not senior debt; and

•	our other indebtedness to the extent set forth in the applicable prospectus supplement.

If we default in the payment of principal, premium, if any, or interest on any senior indebtedness described above, we will not make any direct or indirect payments with respect to the subordinated debt securities unless and until the default on the senior indebtedness has been cured, waived or otherwise ceases to exist. (Sections 13.1 and 13.2)

Option to Defer Interest Payments

If provided in the terms of the subordinated debt securities and as long as no event of default has occurred and is continuing, we will have the right at any time and from time to time to defer payment of interest on subordinated debt securities for a period up to the number of consecutive interest payment periods as specified in the applicable prospectus supplement. The period of any deferral may not extend beyond the stated maturity of the subordinated debt securities.

During the period of any deferral, we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; or

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the debt securities for which interest payments are deferred.

However, we will not be prohibited from the following:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

•	a dividend reinvestment or stockholder stock purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•

transactions as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

We will give notice to the trustee and holders of debt securities of our election to begin a period of interest deferral at least one business day prior to the next succeeding interest payment date on which interest would be paid if not for the deferral. (Section 3.12)

Shortening or Extension of Maturity

If provided in the terms of the subordinated debt securities, we may:

•	shorten the stated maturity of the principal of the subordinated debt securities to any date not earlier than the first date on which we have the right to redeem the subordinated debt securities; and

•	extend the stated maturity of the principal of the subordinated debentures to any date not later than the 49th anniversary of the first interest payment date.

However, we may extend the stated maturity of the subordinated debt securities only if:

•	we are not in bankruptcy, otherwise insolvent or in liquidation;

•	we are not in default in the payment of interest or principal on the subordinated debt securities;

•

the subordinated debt securities are not rated less than BBB- by Standard and Poor’s Ratings Services or Baa3 by Moody’s Investors Service, Inc. or the equivalent by any other nationally recognized rating agency; and

•	after the extension, the subordinated debt securities will not have a remaining term of more than 30 years. (Section 3.15)

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock, common stock or other securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price or prices at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation, aggregate principal amount, currency and denomination and terms of any other securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, common stock or other securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provision of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per unit of securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and beneficial interests in:

•	debt securities;

•	debt securities or obligations of third parties, including U.S. treasury securities; or

•	preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries.

The beneficial interests comprising a part of a stock purchase unit may secure the holders’ obligations to purchase or sell the securities under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or for the holders to make periodic payments to us. These payments may be unsecured or prefunded on some basis. Our obligation to settle pre-paid stock purchase contracts on the relevant settlement date may constitute indebtedness. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

If we issue stock purchase contracts or stock purchase units, the applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including:

•

the designation and terms of the stock purchase contracts and, if applicable, the stock purchase units of which they are a part, including whether and under what circumstances the securities forming a stock purchase unit may be held or transferred separately;

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, and the nature and amount of those securities, or the method of determining those amounts;

•	the method and terms of settlement of the stock purchase contracts;

•	any collateral or depositary arrangements, if applicable; and

•	any material U.S. federal income tax considerations.

DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUSTS,

THE PREFERRED SECURITIES GUARANTEES AND RELATED OBLIGATIONS

We will describe the terms of any trust’s preferred securities, subordinated debt securities issued to a trust, preferred securities guarantees and related obligations in the prospectus supplement relating to the offering of those securities.

GLOBAL SECURITIES

The securities of any series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be registered for transfer or exchange except:

•

as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

•	in any other circumstances described in the prospectus supplement relating to those securities.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to those securities.

We expect that the Depository Trust Company, or DTC, New York, NY, will act as the securities depositary for the global securities and that the following provisions will apply to the depositary arrangements.

The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of global securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the global security documents. For example, Beneficial Owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the global securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to global securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts global securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to Tender/Remarketing Agent, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to Tender/Remarketing Agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates representing the global securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates representing the global securities will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its participants of their respective obligations.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly to investors or through underwriting syndicates represented by one or more managing underwriters. We will name the underwriter or underwriters with respect to a particular underwritten offering of securities in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, we will also name the managing underwriter or underwriters on the cover page of the prospectus supplement. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of securities in accordance with applicable law. In addition, we may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. Richards Layton & Finger, P.A., Wilmington, Delaware, will pass upon certain matters of Delaware law relating to the validity of the trust securities, the enforceability of the trust agreements and the creation of the trusts.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Securities and Exchange Commission filing fee	$	*
Trustees’ and transfer agent fees		*	*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Rating agency and listing fees		*	*
Printing and engraving expenses		*	*
Miscellaneous expenses		*	*
TOTAL	$	*	*

*	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Article Eleventh of Northern Trust Corporation’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.

Article Eighth of Northern Trust Corporation’s Restated Certificate of Incorporation provides in effect that Northern Trust Corporation will indemnify its directors and officers to the fullest extent permitted by the Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections will be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

Northern Trust Corporation has in effect insurance policies for general officers’ and directors’ liability covering all of Northern Trust Corporation’s officers and directors.

ITEM 16.	EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index located elsewhere herein.

ITEM 17.	UNDERTAKINGS

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Northern Trust Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2011.

Northern Trust Corporation (Registrant)

By:	/s/ FREDERICK H. WADDELL*
Frederick H. Waddell
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ FREDERICK H. WADDELL* Frederick H. Waddell Chairman, Chief Executive Officer, President and Director	July 29, 2011

/s/ WILLIAM L. MORRISON* William L. Morrison Executive Vice President and Chief Financial Officer	July 29, 2011	/s/ AILEEN B. BLAKE* Aileen B. Blake Executive Vice President and Controller (Chief Accounting Officer)	July 29, 2011

/s/ LINDA WALKER BYNOE* Linda Walker Bynoe Director	July 29, 2011	/s/ NICHOLAS D. CHABRAJA* Nicholas D. Chabraja Director	July 29, 2011

/s/ SUSAN CROWN* Susan Crown Director	July 29, 2011	/s/ DIPAK C. JAIN* Dipak C. Jain Director	July 29, 2011

/s/ ROBERT W. LANE* Robert W. Lane Director	July 29, 2011	/s/ ROBERT C. MCCORMACK* Robert C. McCormack Director	July 29, 2011

/s/ EDWARD J. MOONEY* Edward J. Mooney Director	July 29, 2011	/s/ JOHN W. ROWE* John W. Rowe Director	July 29, 2011

/s/ MARTIN P. SLARK* Martin P. Slark Director	July 29, 2011	/s/ DAVID H.B. SMITH, Jr.* David H. B. Smith, Jr. Director	July 29, 2011

/s/ ENRIQUE J. SOSA* Enrique J. Sosa Director	July 29, 2011	/s/ CHARLES A. TRIBBETT III* Charles A. Tribbett III Director	July 29, 2011

* By:	/s/ WILLIAM R. DODDS, JR.
William R. Dodds, Jr. Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, NTC Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2011.

NTC CAPITAL III

By:	Northern Trust Corporation, as Depositor

By:	/s/ WILLIAM R. DODDS, JR.
William R. Dodds, Jr.
Executive Vice President and
Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, NTC Capital IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2011.

NTC CAPITAL IV

By:	Northern Trust Corporation, as Depositor

By:	/s/ WILLIAM R. DODDS, JR.
William R. Dodds, Jr.
Executive Vice President and
Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, NTC Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2011.

NTC CAPITAL V

By:	Northern Trust Corporation, as Depositor

By:	/s/ WILLIAM R. DODDS, JR.
William R. Dodds, Jr.
Executive Vice President and
Treasurer

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of Northern Trust Corporation, as amended (incorporated by reference to Exhibit 3.1 to Northern Trust Corporation’s Current Report on Form 8-K dated April 18, 2006)

3.2	By-Laws of Northern Trust Corporation , as amended to date (incorporated by reference to Exhibit 3.1 to Northern Trust Corporation’s Current Report on Form 8-K dated February 17, 2010)

4.1	Indenture dated August 15, 2006 between Northern Trust Corporation and Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Northern Trust Corporation’s Current Report on Form 8-K dated August 24, 2006)

4.2	Junior Subordinated Indenture dated January 1, 1997 between Northern Trust Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee, relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4(a) to Northern Trust Corporation’s Current Report on Form 8-K dated January 22, 1997)

4.3	Amended Certificate of Designations of Series A Junior Participating Preferred Stock dated October 29, 1999 (incorporated by reference to Exhibit 4(vi) to Northern Trust Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999)

4.4	Certificate of Trust of NTC Capital III (incorporated by reference to Exhibit 4.7 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.5	Certificate of Trust of NTC Capital IV (incorporated by reference to Exhibit 4.8 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.6	Certificate of Trust of NTC Capital V (incorporated by reference to Exhibit 4.9 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.7	Amended and Restated Trust Agreement of NTC Capital III (incorporated by reference to Exhibit 4.10 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.8	Trust Agreement of NTC Capital IV (incorporated by reference to Exhibit 4.11 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.9	Trust Agreement of NTC Capital V (incorporated by reference to Exhibit 4.12 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.10	Form of Amended and Restated Trust Agreement of NTC Capital III, IV and V (incorporated by reference to Exhibit 4.13 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.11	Certificate of Amendment to Certificate of Trust of NTC Capital III (incorporated by reference to Exhibit 4.14 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.12	Certificate of Amendment to Certificate of Trust of NTC Capital IV (incorporated by reference to Exhibit 4.15 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.13	Certificate of Amendment to Certificate of Trust of NTC Capital V (incorporated by reference to Exhibit 4.16 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.14	Instrument of Removal and Appointment of Delaware Trustee and Property Trustee for NTC Capital III by and among Northern Trust Corporation, BNY Mellon Trust of Delaware and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.17 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.15	Instrument of Removal and Appointment of Delaware Trustee and Property Trustee for NTC Capital IV by and among Northern Trust Corporation, BNY Mellon Trust of Delaware and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.18 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.16	Instrument of Removal and Appointment of Delaware Trustee and Property Trustee for NTC Capital V by and among Northern Trust Corporation, BNY Mellon Trust of Delaware and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.19 to Northern Trust Corporation’s Registration Statement on Form S-3 dated July 31, 2008)

4.17	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.14 to Northern Trust Corporation’s Registration Statement on Form S-3 dated May 20, 2003)

4.18	Form of Stock Purchase Contract Agreement*

4.19	Form of Stock Purchase Unit Agreement*

4.20	Form of Warrant Agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of Richards Layton & Finger, P.A. with respect to NTC Capital III

5.3	Opinion of Richards Layton & Finger, P.A. with respect to NTC Capital IV

5.4	Opinion of Richards Layton & Finger, P.A. with respect to NTC Capital V

12.1	Computation of Ratio of Earnings to Fixed Charges of Northern Trust Corporation

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in their opinion filed as Exhibit 5.1)

23.3	Consent of Richards Layton & Finger, P.A. (contained in their opinions filed as Exhibits 5.2, 5.3 and 5.4)

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Senior Indenture

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Subordinated Indenture

25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Amended and Restated Trust Agreement of NTC Capital III

25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Amended and Restated Trust Agreement of NTC Capital IV

25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Amended and Restated Trust Agreement of NTC Capital V

25.6	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of NTC Capital III

25.7	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of NTC Capital IV

25.8	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of NTC Capital V

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.